As filed with the Securities and Exchange Commission on November 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Kingsway Financial Services Inc.

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

45 St. Clair Avenue West, Suite 400
Toronto, Ontario
(Address of Principal Executive Offices)

KINGSWAY FINANCIAL SERVICES INC. 2013 EQUITY INCENTIVE PLAN

(Full title of the plan)

John T. Fitzgerald

President and Chief Executive Officer

Kingsway Financial Services Inc.

150 Pierce Road, 6th Floor Itasca, IL 60143

(Name and Address of Agent for service)

(416) 848-1171

(Telephone Number, Including Area Code, of Agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	600,000	$2.56	$1,536,000	$186.16

(1)

Represents 600,000 additional shares of common stock, no par value (the “Common Stock”), of Kingsway Financial Services Inc. (the “Company”) reserved for issuance under the Kingsway Financial Services Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock of the Company that become issuable under the 2013 Plan by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Company’s outstanding Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange on November 2, 2018.

KINGSWAY FINANCIAL SERVICES INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional common shares of Kingsway Financial Services Inc. (the “Company”) to be issued pursuant to the Kingsway Financial Services Inc. 2013 Equity Incentive Plan, as amended (the “2013 Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on February 24, 2014 (File No. 333-194108) (the “Previous Form S-8”), including periodic reports filed with the SEC after the filing of the Previous Form S-8 to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

Item 8.	Exhibits.

4.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as Exhibit 3.1 to the Form 10-Q, filed November 7, 2013, and incorporated herein by reference).

4.2	By-law No. 5 of Kingsway Financial Services Inc. (included as Exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of BDO USA, LLP

23.2	Consent of Norton Rose Fulbright Canada LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013, and incorporated herein by reference).

99.2	Amendment No. 1 to the Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule A to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2018, and incorporated herein by reference).

INDEX TO EXHIBITS

Item 8.	Exhibits.

4.1	Certificate of Amendment to the Articles of Incorporation of Kingsway Financial Services Inc. (included as Exhibit 3.1 to the Form 10-Q, filed November 7, 2013, and incorporated herein by reference).

4.2	By-law No. 5 of Kingsway Financial Services Inc. (included as Exhibit 3.2 to the Form 10-K, filed March 30, 2012, and incorporated herein by reference).

5.1	Opinion of Norton Rose Fulbright Canada LLP.

23.1	Consent of BDO USA, LLP

23.2	Consent of Norton Rose Fulbright Canada LLP (included in opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule B to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 11, 2013, and incorporated herein by reference).

99.2	Amendment No. 1 to the Kingsway Financial Services Inc. 2013 Equity Incentive Plan (included as Schedule A to the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2018, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Itasca, State of Illinois, on November 8, 2018.

KINGSWAY FINANCIAL SERVICES INC.

By:	/s/ John T. Fitzgerald
John T. Fitzgerald President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John T. Fitzgerald, his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated below on November 8, 2018.

/s/ John T. Fitzgerald John T. Fitzgerald	President, Chief Executive Officer and Director (principal executive officer)	November 8, 2018

/s/ William A. Hickey, Jr. William A. Hickey, Jr.	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)	November 8, 2018

/s/ Terence Kavanagh Terence Kavanagh	Chairman of the Board and Director	November 8, 2018

/s/ Gregory Hannon Gregory Hannon	Chairman of the Board and Director	November 8, 2018

/s/ Doug Levine Doug Levine	Director	November 8, 2018

/s/ Joseph Stilwell Joseph Stilwell	Director	November 8, 2018

/s/ Larry G. Swets, Jr. Larry G. Swets, Jr.	Director	November 8, 2018